UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

On June 12, 2018, Monarch Casino & Resort, Inc. (the "Company") held its Annual Meeting of Stockholders.  A total of 15,873,469 shares (89.22% of shares outstanding as of the record date) of the Company's common stock were present or represented by proxy at the meeting.  The results of stockholder voting on the two proposals presented were as follows:

Proposal 1 – Stockholders elected the following three directors nominated by the board of directors, to serve until the 2020 annual meeting of stockholders and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

Director Nominee	For	Against	Abstain	Broker Non-Vote
John Farahi	13,383,105	2,490,037	327	0
Craig F. Sullivan	11,042,951	4,829,987	531	0
Paul Andrews	15,713,010	158,528	1,931	0

Proposal 2 – Stockholders approved, on an advisory basis, the executive compensation as disclosed in the 2018 proxy statement of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
13,221,451	1,013,724	1,638,294	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9
Monarch Casino and Resort, Inc.

Date: June 13, 2018	/s/ Edwin S. Koenig
Edwin S. Koenig Chief Accounting Officer